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                                                                    EXHIBIT 23.1


         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-72603) pertaining to the Employee Stock Plan of Quidel Corporation of our report dated February 11, 2000, with respect to the consolidated financial statements of Quidel Corporation, included in the Quidel Corporation Annual Report to Stockholders (Form 10-K) as of December 31, 1999 and for the nine month period then ended.



                                          /s/ ARTHUR ANDERSEN LLP


San Diego, California
March 21, 2000